                                                                    EXHIBIT 99.2

The following financial statements are included herein:

  Financial statements of The Plank Company L.P.

    Independent Auditors' Report

    Balance Sheets as of December 31, 1998 and June 30, 1999 (unaudited)

    Statements of Operation's and Partners' Capital the Year Ended December
     31, 1998 and for the Six Months Ended June 30, 1999 (unaudited) and June 30, 1998 (unaudited)

    Statements of Cash Flows for the Year ended December 31, 1998 and for the Six Months Ended June 30, 1999 (unaudited) and June 30, 1998 (unaudited)

    Notes to the Financial Statements

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 of National Equipment Services, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and partners' capital and of cash flows, present fairly, in all material respects, the financial position of The Plank Company LP (formerly a wholly-owned subsidiary of The Plank Companies, Inc.) at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Chicago, Illinois
October 15, 1999

                              THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                                 Balance Sheets

                                                         December    June 30,
Assets                                                   31, 1998      1999
------                                                  ----------- -----------
                                                                    (Unaudited)
Cash and cash equivalents.............................. $    26,945 $    39,495
Accounts receivable, net...............................   6,689,135   6,844,250
Inventory..............................................   3,642,517   3,778,051
Related party receivables..............................   8,375,966   9,125,671
Other assets...........................................     268,384     267,739
Rental fleet, net......................................   9,212,176   9,576,601
Property and equipment, net............................   2,401,601   2,399,630
                                                        ----------- -----------
    Total assets....................................... $30,616,724 $32,031,437
                                                        =========== ===========
Liabilities
-----------
Cash overdrafts........................................ $   267,791 $    93,673
Accounts payable and accruals..........................   1,501,442   1,413,706
Related party payables.................................  10,107,374   9,826,121
Revolving line of credit...............................   1,875,000   2,050,000
                                                        ----------- -----------
  Total liabilities....................................  13,751,607  13,383,500
                                                        ----------- -----------
Commitments and contingencies
Partners' capital
Partners' capital......................................  16,865,117  18,647,937
                                                        ----------- -----------
  Total partners' capital..............................  16,865,117  18,647,937
                                                        ----------- -----------
    Total liabilities & partners' capital.............. $30,616,724 $32,031,437
                                                        =========== ===========



    The accompanying notes are an integral part of the financial statements.

                              THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                 Statements of Operations and Partners' Capital

                                        Year ended    6 months      6 months
                                         December       ended         ended
                                         31, 1998   June 30, 1999 June 30, 1998
                                        ----------- ------------- -------------
                                                     (Unaudited)   (Unaudited)
Revenues:
  Rental revenues...................... $20,465,250  $11,251,955   $ 8,964,892
  Rental equipment sales...............   4,319,316    2,007,365     1,838,569
  Equipment sales and other............   5,588,488    3,534,890     2,578,166
                                        -----------  -----------   -----------
    Total revenues.....................  30,373,054   16,794,210    13,381,627
                                        -----------  -----------   -----------
Cost of revenues:
  Rental equipment depreciation........   4,279,623    2,684,771     2,032,383
  Cost of rental equipment.............   2,324,365      932,584       855,603
  Cost of equipment sales..............   2,102,475    1,611,124     1,089,111
  Other operating expenses.............   6,618,181    3,492,361     2,965,630
                                        -----------  -----------   -----------
    Total cost of revenues.............  15,324,644    8,720,840     6,942,727
                                        -----------  -----------   -----------
Gross profit...........................  15,048,410    8,073,370     6,438,900
Selling, general and administrative
 expenses..............................   8,240,375    3,970,927     3,674,249
Non-rental depreciation and
 amortization..........................     894,945      440,380       436,738
                                        -----------  -----------   -----------
Operating income.......................   5,913,090    3,662,063     2,327,913
Other expense, net.....................     289,748      230,363        12,232
Interest expense, net..................      41,475       64,786       217,815
                                        -----------  -----------   -----------
Net income............................. $ 5,581,867  $ 3,366,914   $ 2,097,866
                                        ===========  ===========   ===========
Pro forma income tax provision
 (unaudited):
  Income before income taxes........... $ 5,581,867  $ 3,366,914   $ 2,097,866
  Pro forma provision for income taxes.   2,344,384    1,414,104       881,104
                                        -----------  -----------   -----------
  Pro forma net income................. $ 3,237,483  $ 1,952,810   $ 1,216,762
                                        ===========  ===========   ===========
Beginning partners' capital............ $12,302,791  $16,865,117   $12,302,791
Partnership withdrawls.................   1,019,541    1,584,044       636,473
                                        -----------  -----------   -----------
Ending partners' capital............... $16,865,117  $18,647,987   $13,764,184
                                        ===========  ===========   ===========


    The accompanying notes are an integral part of the financial statements.

                              THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                            Statements of Cash Flows

                                                       6 months      6 months
                                       December 31,      ended         ended
                                           1998      June 30, 1999 June 30, 1998
                                       ------------  ------------- -------------
                                                      (Unaudited)   (Unaudited)
Operating activities:
  Net income ......................... $ 5,581,867    $3,366,914    $2,097,866
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization ....   5,192,568     3,135,151     2,469,123
    Gain on sale of equipment.........     (34,761)       (8,384)       15,358
    Changes in operating assets and
     liabilities:
      Accounts receivable.............  (2,271,184)     (155,115)     (711,030)
      Inventory.......................  (1,119,495)     (135,534)     (793,500)
      Prepaid and other assets........    (120,192)          645      (112,805)
      Accounts payable and accruals...    (306,603)      (87,736)     (282,698)
                                       -----------    ----------    ----------
        Net cash provided by operating
         activities...................   1,340,333     2,749,027       584,448
                                       -----------    ----------    ----------
Investing activities:
  Purchases of rental equipment.......  (8,445,793)   (4,727,196)   (3,839,651)
  Purchases of property and equipment.  (1,118,931)     (451,792)     (431,467)
  Proceeds from sale of property and
   equipment..........................      54,211        21,767        16,000
                                       -----------    ----------    ----------
        Net cash used in investing
         activities...................  (9,510,513)   (5,157,221)   (4,255,118)
                                       -----------    ----------    ----------
Financing activities:
  Proceeds from line of credit........   1,875,000       175,000     1,475,000
  Cash overdraft......................      34,197      (174,118)        5,783
  Changes in related parties .........     737,686       637,042      (223,102)
  Distributions to partners...........  (1,019,541)   (1,584,044)     (636,473)
                                       -----------    ----------    ----------
        Net cash provided by (used in)
         financing activities.........   1,627,342      (946,120)      621,208
                                       -----------    ----------    ----------
  Net increase (decrease) in cash and
   cash equivalents...................    (960,971)       12,600      (951,596)
  Cash and cash equivalents at
   beginning of period................     987,916        26,945       987,916
                                       -----------    ----------    ----------
  Cash and cash equivalents at end of
   period............................. $    26,945    $   39,545    $   36,320
                                       ===========    ==========    ==========
Supplemental non-cash flow
 information:
  Non cash additions of rental
   equipment..........................   1,804,201     1,896,910       488,913
  Cash paid for interest..............      55,994        64,968        10,348



    The accompanying notes are an integral part of the financial statements.

                             THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of the Plank Companies, Inc.)

                         Notes to Financial Statements

1. Organization and Summary of Significant Accounting Policies

 Organization

   The Plank Company LP ("Plank") was organized as a limited partnership under the laws of Delaware for the purpose of renting shoring equipment to the construction industry. Plank was a wholly-owned subsidiary of The Plank Companies, Inc and operates facilities in Texas, Florida, California, Washington and Oregon. On August 2, 1999, Plank was purchased by National Equipment Services, Inc. ("NES"). NES is primarily involved in the rental of equipment to construction and industrial users throughout the United States.

 Financial statement presentation

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. ~

 Interim Financial Information

   The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited financial statements reflect, in the opinion of management, all material adjustments, consisting of only normal and recurring adjustments, necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for interim periods are not necessarily indicative of the results that can be expected for a full year.

 Cash and cash equivalents

   Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

 Inventory

   Plank's inventories primarily consist of parts and equipment and are valued using an average cost method.

 Rental equipment

   Rental equipment is recorded at invoice cost. Depreciation for rental equipment is computed using the straight-line method over 3 to 7 year useful lives with no salvage value. Accumulated depreciation on rental equipment was $14,090,428 and $15,362,954 (unaudited) at December 31, 1998 and June 30,
1999, respectively.

   Ordinary repairs and maintenance costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of equipment sales in the statement of operations.

 Property and equipment

   Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                             THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   The estimated useful lives for property and equipment range from 3 to 5 years for machinery and equipment, 3 to 10 years for furniture and fixtures and 3 to 5 years for vehicles. The estimated useful lives of leasehold improvements are the shorter of the life of the improvement or the life of the lease.

   Ordinary repairs and maintenance costs are charged to operations as incurred. When property and equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

 Adoption of new accounting pronouncement

   SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company operates in one segment, the equipment rental industry, and rents the majority of its equipment on a domestic basis. Additionally, no single customer accounts for more than 10% of the Company's sales.

 Reporting Comprehensive

   In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that on enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. The Statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 had no impact on the Company as it had no items of other comprehensive income in any period presented.

 Fair value of financial instruments

   The carrying amounts reported in the balance sheet for cash, trade accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of the Line of Credit is based on quoted market prices and approximates the carrying value at December 31, 1998. The carrying value of bank debt approximates fair value as the interest on the bank debt is reset every 30 to 90 days to reflect current market rates.

 Concentration of credit risk

   Financial instruments that potentially subject Plank to significant concentrations of credit risk consist primarily of trade accounts receivable from trade customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and Plank's geographic dispersion. Plank performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable, Plank maintains an allowance for doubtful accounts on its receivables based upon expected

                             THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

collectibility. Allowance for doubtful accounts was $1,011,794 and $495,606 at December 31, 1998 and June 30, 1999, respectively.

 Revenue recognition

   Rental revenues are recognized ratably over the lease term. Sales revenues are recognized at the point of delivery.

 Income taxes

   No provision for Federal income taxes is necessary in the financial statements of the partnership because as a partnership, it is not a subject to Federal income tax and the tax effect of its activities accrue to the partners. State income taxes have been insignificant for the periods presented. The pro forma provision for income taxes approximates what the Company's tax provision would be if subject to income taxes as a C corporation.

2. Related Party Transactions

   Prior to its purchase by NES, Plank was owned by two partners, The Plank Company Inc. ("TPCI") owned 99% and Plank Management Company owned the remaining 1%. Plank Management Company is 100% owned by TPCI. TPCI also owns several other entities, some of which do business with Plank, including Speed Shore Corporation ("SSC"), Alta Vista Truck Center ("AVTC"). The results in these financial statements are based on the company being part of a group. Management has allocated a percentage of the costs of the group to these financial statements on a reasonable allocation basis. The actual results of Plank on a stand alone basis may differ from those presented in these financial statements.

   Plank entered into various transactions with other companies owned by TPCI and with TPCI itself. It had purchases from SSC totaling $5,319,201 for the year ended December 31, 1998 and totaling $3,564,910 (unaudited) for the six months ended June 30, 1999. The Company paid $3,515,000 in cash to SSC during the year ended December 31, 1998 and $1,668,000 (unaudited) in cash for the six months ended June 30, 1999. Plank often made payments on behalf of SSC or TPCI for various costs and, in turn, charge those costs back to the responsible entity. During the year ended December 31, 1998, Plank made payments for SSC and TPCI of $2,931,431 and $2,009,870, respectively. During the six months ended June 30, 1999, the Company made payments for SSC and TPCI of $2,178,164 (unaudited) and $973,875 (unaudited), respectively. TPCI charged Plank a management fee for the year ended December 31, 1998 of $396,575 and of $253,800 (unaudited) for the six months ended June 30, 1999. No interest has been charged by any entity within TPCI for amounts due. The activity with AVTC since December 31, 1997 has been minimal.

   As of December 31, 1998, Plank had an amount due to SSC of $10,107,374 and amounts due from TCPI and AVTC of $7,329,437 and $1,046,529, respectively. As of June 30, 1999, Plank had an amount due to SSC of $9,826,121 (unaudited) and amounts due from TCPI and AVTC of $8,049,512 and $1,076,159, respectively.

3. Property and Equipment

   Property and equipment, net, consists of the following (in thousands):

                                                                   December 31,
                                                                       1998
                                                                   ------------
      Vehicles.................................................... $ 3,184,250
      Machinery & Equipment.......................................   1,685,634
      Furniture & Fixtures........................................     606,085
      Leasehold Improvements......................................     832,882
                                                                   -----------
      Property and Equipment......................................   6,308,851
      Accumulated Depreciation....................................  (3,907,250)
                                                                   -----------
      Property and Equipment, Net................................. $ 2,401,601
                                                                   ===========

                             THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   Property and equipment depreciation expense aggregated $849,945 for the year ended December 31, 1998.

4. Accounts Payable & Accruals

   Accrued expenses and other liabilities consists of the following (in thousands):

                                                                    December 31,
                                                                        1998
                                                                    ------------
      Accounts Payable--Trade......................................  $1,038,670
      Accrued Sales Tax............................................     168,276
      Accrued--Other...............................................     294,496
                                                                     ----------
                                                                     $1,501,442
                                                                     ==========

5. Revolving Line of Credit

   The Company along with its former parent and sister companies had a $6 million revolving line of credit with Chase Bank of Texas. The line of credit was collateralized by assets of both Plank and SSC. The interest on this line of credit is prime less 1.25% which was 6.5% and 6.5% at December 31, 1998 and June 30, 1999, respectively. The ending balance for the line of credit at December 31, 1998 was $1,875,000 and $2,050,000 (unaudited) at June 30, 1999.
The Company has various financial covenants that it must meet or the line is callable by the lender.

6. Commitments and Contingencies

 Operating leases

   Plank leases certain facilities, office equipment and vehicles under Operating leases, some of which contain renewal options. Rental expense was $857,892 for the year ended December 31, 1999. Several of the leases are with the former owners of the Company and are mostly for leases related to certain operating facilities.

   Future minimum rental commitments as of December 31, 1998 under leases are (in thousands):

                                             December
                                             31, 1988
                                            ----------
             1999.......................... $  820,211
             2000..........................    708,700
             2001..........................    605,203
             2002..........................    580,200
             2003..........................    569,400
             Thereafter....................  2,704,000
                                            ----------
                                            $5,987,714
                                            ==========

 Legal matters

   Plank is party to legal proceedings and potential claims arising in t~e ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will have no material adverse effect on Plank's financial position, results of operating or cash flows.

7. Employee Benefit Plans

   TPCI, Plank's parent, sponsors a 401 (k) plan (the "Plan") in which employees over 21 years of age, 1000 hours worked, and I year of service are eligible. Under the Plan, Plank contributes a discretionary matching contribution equal to 15% of the employee's contribution up to the first 6% of the employee's annual compensation, The employer contributions vest over a five year period. Contributions by the Company to the Plan were S 30,264 for the year ended December 31, 1998.

                             THE PLANK COMPANY LP
       (Formerly a wholly-owned subsidiary of The Plank Companies, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


8. Subsequent Events

   On August 2, 1999, The Plank Company LP was sold to National Equipment Services for $85 million.